Exhibit 10.3

Rules of the

Midatech Pharma PLC

Enterprise Management Incentive Scheme

Adopted in December 2014

EMI Share Scheme Rules

Contents

1	Definitions

2	Grant of Options

3	Limits on Number of Shares under Option

4	Alteration of Share Capital

5	Amendments

6	Administration

7	Schedule: The Option Agreement

	1	Interpretation

	2	Grant of Option

	3	Option

	4	Right not Assignable

	5	Lapse of Option

	6	Death of Option Holder

	7	Variation of Share Capital

	8	Replacement Options

	9	Takeovers

	10	Winding up and Statutory Reconstruction

	11	Tax and National Insurance Contributions

	12	No Claims if Option not Tax Effective

	13	Employment Issues

	14	Restrictions on Shares

	15	Notices

	16	Law and jurisdiction

EMI Share Scheme Rules

1	Definitions

	1.1	In these Rules the following words and expressions shall, unless the context otherwise requires, have the meanings set opposite them:-

		“Auditors”	the auditors of the Company from time to time (acting as experts and not arbitrators).

		“Board”	the board of directors of the Company (or a duly constituted committee thereof) from time to time.

		“Committed Time”	has the meaning given thereto in paragraph 26 of Schedule 5.

		“Company”	Midatech Pharma PLC.

		“Eligible Employee”	a director or employee of the Company or its Subsidiaries whose Committed Time amounts to:

(a) at least 25 hours a week. or

(b) if less, 75% of his Working Time.

		“ITEPA 2003”	Income Tax (Earnings and Pensions) Act 2003.

		“Option”	an option to acquire Shares granted pursuant to the Rules.

		“Option Agreement”	the agreement documenting an Option in substantially the form set out in the attached Schedule which is entered into by an Eligible Employee and the Company and which complies with the requirements of Rule 2.3.

		“Option Exercise Price”	the price of a Share as determined by the Company on or before the signing of an Option Agreement and as specified in the Option Agreement.

		“Option Holder”	an individual to whom an Option has been granted or, if that individual has died, his personal representatives.

		“Performance Conditions”	the condition or conditions which must be satisfied before an Option vests and is available for exercise as specified in any Option Agreement.

“Rules”	these rules as altered or varied from time to time.

“Schedule”	the schedule to this agreement.

“Schedule 5”	Schedule 5 to the ITEPA 2003.

“Scheme”	the enterprise management incentive scheme constituted and governed by these Rules.

“Share”	an ordinary share of 10p in the capital of the Company.

“Subsidiary”	a qualifying subsidiary of the Company as defined in paragraph 15 of Schedule 5.

“Working Time”	has the meaning given thereto in paragraph 27 of Schedule 5.

1.2	In these Rules unless the context otherwise requires:-

	1.2.1	words denoting the singular shall include the plural and vice versa.

	1.2.2	words denoting the masculine gender shall include the feminine gender. and

	1.2.3	any reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted.

2	Grant of Options

	2.1	The Company may grant Options from time to time to Eligible Employees selected by the Board and the Options may be subject to Performance Conditions determined by the Board as set out in the relevant Option Agreement.

	2.2	The Board shall procure that the Company enters into an Option Agreement with each Eligible Employee selected pursuant to Rule 2.1.

	2.3	Each Option Agreement shall constitute an Option to acquire Shares granted by the Company in favour of the Eligible Employee and shall comply with the requirements of Schedule 5. Accordingly, each Option Agreement shall, inter alia:

		2.3.1	state the date on which the Option is granted.

		2.3.2	be signed on behalf of the Company and by the Eligible Employee.

		2.3.3	specify the maximum number of Shares that can be acquired on exercise of the Option, as determined by the Board.

		2.3.4	specify the Option Price. and

		2.3.5	contain the terms and conditions upon which the Option is granted, as determined by the Board.

3	Limits on Number of Shares under Option

	3.1	The board may from time to time specify the maximum number of Shares in respect of which Options may be granted.

	3.2	The aggregate Market Value of the Shares subject to an Option granted on any day to any Eligible Employee may not, when added to the aggregate Market Value of the Shares which are at that time subject to Options or unexercised options to acquire shares in the Company granted under a scheme approved under Schedule 4 to the ITEPA 2003 held by that Eligible Employee and all other Shares in respect of which EMI options were granted to him within the preceding three years by reasons of his employment with any one or more Group Companies, whether or not such options have been exercised or released, exceed £120,000 or such other limit as may be prescribed from time to time for the purposes of Schedule 5, ITEPA.

	3.3	The aggregate Market Value of the Shares subject to unexercised EMI options at any time may not exceed £3,000,000 or such other limit as may be prescribed from time to time for the purposes of Schedule 5 ITEPA.

	3.4	For the purposes of Rules 3,2 and 3.3 the Market Value of Shares in relation to any option will be their Market Value when the relevant option was granted or such earlier time or times as may be agreed with HM Revenue and Customs.

4	Alteration of Share Capital

	4.1	The provisions of clause 7 of the Option Agreement shall apply in respect of certain alterations to the share capital of the Company.

	4.2	The Company shall promptly give notice to the Option Holders of any adjustment made pursuant to an Option Agreement.

5	Amendments

	5.1	The Board may from time to time alter or add to all or any of the Rules and the form of Option Agreement in such manner and to such extent as the Board shall think fit, provided that:

	5.2	No alteration or addition to any individual Option Agreement shall be made without the written agreement of the Option Holder. and

	5.3	No alteration or addition to the Rules or any Option Agreement shall, at any time when it is intended that Options shall continue to qualify under Schedule 5, contravene the provisions of Schedule 5.

6	Administration

	6.1	The Scheme shall be administered by the Board whose decision on all disputes and matters concerning the interpretation of the Rules shall be final.

6.2	The cost of establishing and operating the Scheme shall be borne by the Company and its Subsidiaries in such proportions as the Board shall determine.

6.3	Any notice or other communication under or in connection with the Scheme may be given to or by the Company either personally or by post and if to the Company then addressed to the secretary. items sent by post shall be pre-paid and shall be deemed to have been received 48 hours after posting.

6.4	The Company shall at all times either procure that sufficient Shares are available for transfer by the Trustees to satisfy all such Options or keep available sufficient authorised and unissued Shares to satisfy all Options which have neither lapsed nor been fully exercised.

6.5	The Scheme, the Rules and all other documents relating to the Scheme shall be governed by and construed in accordance with English Law.

Schedule

EMI OPTION AGREEMENT entered into on this [date]

Between:

1)	MIDATECH PHARMA PLC (registered number 09216368) whose registered office is at Milton Park Innovation Centre, 65 Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4Q, England (the Company); and

2)	[name], of [address] (“the Option Holder”).

Background

A.	The Company wishes to grant to the Option Holder an option to acquire Shares under the provisions of Schedule 5 of the ITEPA 2003 as amended.

B.	This Agreement is entered into pursuant to the Rules of the Midatech Pharma PLC Enterprise Management Incentive Scheme (“the Rules”).

Now therefore it is agreed as follows:

1	Interpretation

	1.1	In this Agreement the definitions in the Rules shall apply and in addition the following words and expressions shall, unless the context otherwise requires, bear the following meanings:

		“Articles”	means the Articles of Association of the Company.

		“Associate”	has the meaning given to “associate” by paragraph 31, paragraph 32 and paragraph 33 of Schedule 5, ITEPA with Chapter 11 of Part 7 of ITEPA 2003 being applied for the purposes of paragraph 32(2).

		“Change of Control”	has the meaning ascribed to it the Articles of Association.

		“Connected Person”	has the meaning given to a person being “connected” with a director of a company by section 252 of the Companies Act 2006.

		“Date of Grant”	means the date of this Agreement.

		“Disqualifying Event”	has the meaning given thereto in Sections 533 to 536 of ITEPA 2003.

		“Group”	means the Company and any company which is a Subsidiary.

		“Listing”	has the meaning ascribed to it in the Articles of Association.

		“Model Code”	the model code set out in the Listing Rules issued by the Financial Services Authority acting as the United Kingdom Listing Authority (or any successor body carrying out the same functions), as it is in force at the relevant time:

	“Option”	means the option granted pursuant to Clause 2 of this Agreement.

	“Option Exercise Price”	means £[exercise price]p per Option Share.

	“Option Gain”	means a gain realised upon the exercise, assignment or release of an Option being a gain that is chargeable to income tax under ITEPA 2003.

	“Option Holder’s Employer”	means the person who is at any time the employer of an Option Holder for the purposes of tax legislation.

	“Option Shares”	means [number of options]Shares over which the Option subsists.

	“Option Tax Liability”	means any liability of the Option Holder’s Employer to account to HM Revenue & Customs for any amount of or represented by income tax or national insurance contributions (including those of an employer) on any Option Gain.

	“Sale”	has the meaning ascribed to it in the Articles of Association.

	“Vested”	means the point of time from which an Option may be exercised in respect of relevant Option Shares as specified in Schedule 1.

1.2	A reference to a statutory provision is a reference to it as it is in force for the time being taking into account any amendment, extension or re-enactment.

2	Grant of Option

	2.1	The Board hereby grants to the Option Holder with effect from the Date of Grant an Option to acquire the Option Shares at the Option Price in accordance with the provisions of this Option Agreement.

	2.2	The Option is granted under the provisions of Schedule 5.

	2.3	The Company hereby confirms that the Option is granted for commercial reasons and is not part of a scheme or arrangement the main purpose, or one of the main purposes, of which is the avoidance of tax.

3	Option

	3.1	The Option is capable of being exercised in whole or in part.

	3.2	The Option Holder may exercise the Option only in respect of Option Shares which shall have Vested by giving notice in writing to the Company indicating the wish to exercise the Option and specifying the number of Option Shares to be acquired.

	3.3	It shall be a condition of the exercise of any Option that: -

		3.3.1	the Company has received payment of the whole amount of the aggregate Option Price payable in respect of the number of Option Shares then to be acquired.

		3.3.2	the Option Holder has complied with the provisions of clause 11.3.

	3.4	Upon receipt of the notice referred to in Clause 3.2 of this Agreement together with payment of the aggregate Option Price and compliance with clause 11, the Company shall become bound to issue or to transfer the Option Shares to the Option Holder or to his personal representatives as the case may be.

	3.5	The Company shall procure that sufficient Shares are available for issue or transfer, to satisfy the exercise to the fullest extent possible the obligations of the Company in respect of the Option until it is exercised or lapses.

	3.6	The Option Shares shall be issued to or transferred to the Option Holder as the case may be in accordance with, and subject to the provisions of, the Articles of Association of the Company from time to time.

	3.7	The Company shall pay or procure that the stamp duty payable on any transfers of Option Shares are met by the Company.

	3.8	All Shares issued or transferred pursuant to the exercise of the Option shall rank equally in all respects with the Shares for the time being in issue and shall be transferred with all accrued rights to dividend or other distribution and free of all liens and encumbrances save as regards any rights attaching to such Shares by reference to a record date prior to the date of issue or transfer.

	3.9	The Option may not be exercised when the exercise is prohibited by, or would be a breach of, any law or regulation with the force of law or any of the following which then apply:

		3.9.1	the Model Code; or

		3.9.2	the AIM rules; or

		3.9.3	any other rule, code or set of guidelines (such as a personal dealing code adopted by the Company) with a similar purpose and effect to any part of the Model Code.

4	Rights not Assignable

	4.1	The Option Holder may not assign, transfer, charge, part with or deal with all or any of his rights and/or obligations under this Agreement or purport to do any of the same, and if he shall purport to do any of the same this Agreement shall lapse and be of no further force or effect.

	4.2	The Option shall not be capable of assignment or transfer and shall not be capable of being made the subject of any charge or security in any way, and any purported transfer, assignment or charge shall result in the Option lapsing immediately.

5	Lapse of Option

	5.1	The Option shall lapse and cease to be exercisable immediately on the earliest to occur of:

		5.1.1	[date 10 years from grant]

		5.1.2	the date the Option Holder is adjudged bankrupt.

		5.1.3	the date provided for in clauses 5, 6, 8, 9 and 10.

6	Death of Option Holder

	6.1	On the death of the Option Holder this Option shall lapse after 90 days and may be exercised by his or her Personal Representatives up to that point.

7	Variation of Share Capital

In the event of any issue of Ordinary Shares or any substantially similar shares in the capital of the Company by way of capitalisation of profits or reserves or rights issue, or by way of any consolidation or sub division or reduction then the number of
Option Shares remaining outstanding under the Option and/or the Option Price in respect thereof shall be adjusted in such manner and with effect from the date of the event, in order to maintain the original valuation criteria provided always that:-

	7.1	No such adjustment shall take effect until the Company’s auditors have issued a certificate confirming the adjustment to be fair and reasonable in their opinion. And

	7.2	Following the adjustment the Shares continue to satisfy the conditions specified in paragraph 35 of Schedule 5.

8	Replacement Options

	8.1	The provisions of clause 8.2 shall have effect if there is a company reorganisation as defined by Section 39 of Schedule 5 and the Option Holder is invited to release his rights under this Option in consideration of the grant to him of rights (“the New Option”) which are equivalent but relate to shares in the acquiring company. The New Option need not satisfy the requirements of paragraphs 41 and 42 of Schedule 5.

	8.2	If the Option Holder does not agree to release his rights under this Option in consideration of the grant to him of such a New Option then this Option shall lapse and cease to be exercisable at the end of the period within which the Option Holder could have accepted such invitation.

9	Takeovers

	9.1	If any person (“the Offeror”):

		9.1.1	makes an offer to acquire the whole of the issued share capital of the Company which is made on a condition such that, if it is satisfied, the Offeror will have Control of the Company. or

		9.1.2	makes an offer to acquire all the shares in the Company which are of the same class as the Shares. or

		9.1.3	negotiates a share sale and purchase agreement with the shareholders of the Company which contemplates that the Offeror will obtain Control of the Company upon completion,

Then if the Board shall so resolve the Option may (including those Options which shall have not Vested but in relation to which a resolution under clause 9.5 shall have taken effect) be exercised within such period specified by the Board for that purpose and ending immediately before the Offeror obtains Control of the Company as a result of the offer or the share sale and purchase agreement. Any options not exercised in accordance with this clause 9.1 shall lapse.

	9.2	If any person (“the Controller”) obtains Control of the Company as a result of:

		9.2.1	making an offer to acquire the whole of the issued share capital of the Company which is made on a condition such that, if it is satisfied, the Controller will have Control of the Company. or

		9.2.2	making an offer to acquire all the shares in the Company which are of the same class as the Shares. or

		9.2.3	entering into a share sale and purchase agreement of the type described in clause 9.1.3,

Then the Option (including those Options which shall not have Vested but in relation to which a resolution under clause 9.5 shall have taken effect) may be exercised within six weeks after the time when the Controller has obtained Control of the Company and (if relevant) any condition subject to which the offer is made has been satisfied. At the end of such period, unless clause 9.3 applies, the Option shall lapse.

	9.3	The Option (including those Options which shall not have Vested but in relation to which a resolution under clause 9.5 shall have taken effect) may be exercised during the period of one month commencing when any person becomes bound or entitled to acquire Shares under Chapter 3 of Part 28 of the Companies Act 2006. If this clause 9.3 applies, the Option shall lapse at the end of the period for exercise under this clause 9.3.

	9.4	The Board, in its discretion, may determine that any event which would trigger the exercise of the Option (and then the lapse of the Option) under clause 9.2 or 9.3 shall not do so if the Controller (as defined in clause 9.2 or 9.3) is any person who holds an interest in 20% or more of the issued share capital of the Company at the date of this Agreement.

	9.5	The Board may resolve in respect of all outstanding Options which remain to be exercised under the Rules that, conditional upon a relevant change of Control all Option Shares, shall be deemed to have Vested.

10	Winding up and Statutory Reconstruction

	10.1	If notice is given of a general meeting of the Company at which a resolution will be proposed for the winding-up of the Company, the Option Holder shall be entitled at any time prior to the commencement of such winding-up to exercise his Option whether or not Vested in whole or in part as at, and only so far as such Option shall be subsisting immediately prior to, such commencement and conditionally upon the commencement of the winding-up. Subject thereto, the Option shall lapse on the commencement of such winding-up.

	10.2	Subject to clauses 8.1 and 8.2 if the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a plan for the reconstruction of the Company or its amalgamation pursuant to Sections 895 to 918 of the Companies Act 2006 the Option Holder shall be entitled to exercise his Option whether or not Vested during the period of 6 months commencing on the date on which the court sanctions the compromise or arrangement.

11	Tax and National Insurance Contributions

	11.1	The Option Holder irrevocably agrees to:

		11.1.1	pay to the Company or Option Holder’s Employer (as appropriate) the amount of any Tax Liability; or

		11.1.2	enter into arrangements to the satisfaction of the Company and the Option Holder’s Employer (as appropriate) for payment of any Tax Liability.

	11.2	The Option Holder irrevocably agrees that:

		11.2.1	the Option Holder will reimburse the Company and the Option Holder’s Employer (as appropriate) for any secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) which:

i) the Company or the Option Holder’s Employer is liable to pay on any Option Gain. and

ii) may be lawfully recovered by the Company or the Option Holder’s Employer from the Option Holder.

		11.2.2	the request of the Company, or the Option Holder’s Employer the Option Holder shall join that person in making a valid election to transfer to the Option Holder the whole or any part of the liability for secondary class 1 (employer) national insurance contributions (or any similar liability for social security contribution in any jurisdiction) described in clause 11.2.1.

	11.3	The Option Holder irrevocably agrees to enter into a joint election in respect of the Option Shares under section 431 (1) or section 431 (2) of ITEPA 2003, if required to do so by the Company or the Option Holder’s Employer on or before any date of exercise of the Option.

	11.4	The Company shall not be obliged to procure the transfer or to allot and issue any Shares or any interest in Shares pursuant to this Option Agreement unless and until the Option Holder has complied with clause 11.3 and paid to the Option Holder’s Employer such sum as is, in the opinion of the Option Holder’s Employer, sufficient to indemnify the Option Holder’s Employer in full against any Option Tax Liability or the Option Holder has made such other arrangement as, in the opinion of the Option Holder’s Employer, will ensure that the full amount of any Option Tax Liability will be recovered from the Option Holder within such period as the Option Holder’s Employer may determine.

	11.5	The Company shall have the right not to procure the transfer or to allot and issue to or to the order of the Option Holder the aggregate number of Shares to which the Option Holder would otherwise be entitled but to retain out of such aggregate number of Shares such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Option Holder (at the best price which can reasonably expect to be obtained at the time of sale) and to pay over to the Option Holder’s Employer sufficient monies out of the net proceeds of sale, after deduction of all fees commissions and expenses incurred in relation to such sale, to satisfy the Option Holder’s liability under such indemnity.

12	No Claims if Option not Tax Effective

	12.1	If:-

		12.1.1	the Option is not or does not become or ceases to be a qualifying option under Schedule 5; or

		12.1.2	a disqualifying event (as defined in sections 533 to 536 ITEPA 2003) occurs or is treated as occurring in relation to the Option; or

		12.1.3	any other event or circumstance occurs after the Date of Grant as a result of which the taxation consequences of the grant or exercise of the Option are different from those which would have applied in the absence of the event or circumstance.

The Company shall have no liability to compensate the Option Holder for any increase in the amount or change in the nature of the taxation to which he may be liable or for any other loss which he may sustain as a result.

13	Employment Issues

	13.1	The Option Holder has no rights to compensation or damages on account or any loss in respect of the Option where such loss arises (or is claimed to arise), in whole or in part, from:

		13.1.1	termination of office or employment with, or

		13.1.2	notice to terminate office or employment given by or to

The Company or the Option Holder’s Employer. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused, and however compensation or damages may be claimed.

	13.2	The Option Holder has no rights to compensation or damages from the Company or the Option Holder’s Employer on account of any loss in respect of the Option where such loss arises (or is claimed to arise), in whole or in part, from:

		13.2.1	any company ceasing to be a subsidiary of the Company. or

		13.2.2	the transfer of any business from the Company or any subsidiary of the Company to any person.

This exclusion of liability shall apply however the change of status of the relevant company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.

	13.3	The rights and obligations of the Option Holder as an employee or director of the Company or any subsidiary of the Company shall not be affected by the grant, holding or exercise of the Option.

	13.4	The value of the Option or any benefit realised from it shall not be pensionable.

	13.5	The Option Holder has no right to receive any further options over Shares (or any other shares) from the Company or the Option Holder’s Employer.

14	Restrictions on Shares

The Shares are subject to restrictions on transfer as set out in the Company’s Articles of Association.

15	Notices

All notices hereunder shall be in writing and shall be delivered or sent by hand or by first class registered or recorded delivery letter to the Company’s registered office (in the case of a notice to the Company) or (in the case of the Option Holder) the address set out above or to such address or addresses as may from time to time be notified to the Company. All such notices shall be deemed to be received in the case of delivery by hand, when delivered and in the case of notices sent by first class registered or recorded delivery letter, forty-eight hours after posting.

16	Law and Jurisdiction

This Agreement shall be governed by the laws of England and Wales. The Company and the Option Holder and the Personal Representatives of the Option Holder irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement).

This document has been executed as a deed and is delivered and takes effect on the date specified at the beginning of it.

Executed as a Deed by

in the presence of:-

Director

Executed as a Deed by the said

in the presence of:-

Schedule 1

Vesting of Option Shares

The Option Shares shall Vest [add vesting conditions as required]